                                                                 EXHIBIT 10.2

                                CONSULTING AGREEMENT


          This Consulting Agreement (this "AGREEMENT") is made and entered into as of the 1st day of January, 1997, by and between Equity Marketing, Inc., a Delaware corporation (the "COMPANY"), and Stephen P. Robeck (the "CONSULTANT").

1.   ENGAGEMENT AND DUTIES.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to engage the Consultant; provided, however, that (i) the Company shall be under no obligation to engage the Consultant if his employment was terminated For Cause pursuant to Section 4(c) of the Employment Agreement or due to his death pursuant to Section 4(a) of the Employment Agreement; and (ii) in the event that the Consultant's employment was terminated due to a physical or mental disability pursuant to
Section 4(b) of the Employment Agreement, engagement of the Consultant shall be conditioned upon his ability to render the required services hereunder. The Company acknowledges and agrees that the Consultant may render services hereunder through a "loanout" company, provided, however, that such services by the "loanout" company shall be performed by Stephen P. Robeck himself and not by an assignee.

     (b) The Consultant shall be engaged to act as a financial and business consultant to the Company and to perform such other functions as may from time to time reasonably be requested by the Board. In the performance of his duties, the Consultant shall comply with the policies of and be subject to the reasonable direction of the Board.

     (c) The Consultant agrees to devote such time, energy and efforts to the business of the Company as is necessary to fulfill his obligations hereunder and shall be available no less than twenty (20) hours per month. Although the Consultant shall not be required to reside in Los Angeles, he shall upon reasonable notice and subject to his reasonable availability make himself available in Los Angeles to render services hereunder, subject to the Company's


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agreement to pay the reasonable expenses associated with his travelling from any location within the United States to Los Angeles.

     (d) For so long as the Consultant is retained as a Consultant to or is a director on the Board of the Company, the Consultant shall not, directly or indirectly, as owner, partner, joint venturer, shareholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business principally engaged in the development, design, manufacture, sale, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with (as of the date of termination of his employment with the Company), current, proposed or anticipated products or services of the Company Group, in any geographic area where, prior to or at the time of the termination of his engagement, the business of the Company Group was being conducted or was proposed to be conducted in any manner whatsoever; provided, however, that the Consultant may own any securities of any corporation which is engaged in such business in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such corporation. (The Consultant may, for example, render services to a major motion picture studio, provided such services are not rendered in those segments of the business that are competitive with the Company Group.) Subject to the foregoing prohibition and provided such services or investments do not violate any applicable law, regulation or order, or interfere in any way with the faithful and diligent performance by the Consultant of the services to the Company otherwise required or contemplated by this Agreement or duly requested by the Board, the Company expressly acknowledges that the Consultant may:

          (i) make and manage personal and business investments and provide services in connection with the same on the Consultant's own behalf or on behalf of any entity owned or controlled by the Consultant without consulting the Board or render any direct third-


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party services or secure any part-time employment or full-time third-party employment that is not competitive with the Company's business as described in Section 1(d);

          (ii) serve in any capacity with any civic, educational, charitable or trade organization without the prior approval of the Board; and

          (iii) serve as a member of the board of directors of other noncompetitive companies or businesses without the approval of the Board.

     (e) If the Consultant develops, obtains or comes into possession of any commercial ideas, properties or projects ("Concepts") that are similar to or competitive with the products or services of the Company (e.g., a screenplay with merchandising potential shall not be considered "similar" or "competitive"), the Consultant agrees to grant such ideas, properties and projects to the Company for no consideration whatsoever. With respect to any Concepts that are not similar to or competitive with those of the Company, the Consultant shall give the Company a reasonably appropriate "first look" and opportunity to purchase or otherwise exploit such ideas, properties and projects.

2.   DEFINITIONS.

     For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     "BOARD" shall mean the Board of Directors of the Company, not including the Consultant.

     "COMPANY GROUP" shall mean the Company and each Person with respect to which the Company directly or indirectly has Control.

     "CONSULTING PERIOD" shall mean that period of time following the Employment Term (as defined in the Employment Agreement) (and any renewals thereof) during which the Company agrees to retain the Consultant and continuing for a period of three (3) years, subject to earlier termination as provided herein.

     "CONTROL" shall mean, with respect to any Person, (i) the beneficial ownership of any of the outstanding voting securities of such Person, or (ii) the power, directly or indirectly, by


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proxy, voting trust or otherwise, to elect any of the outstanding directors, trustees or other managing persons of such Person.

     "EMPLOYMENT AGREEMENT" shall mean the concurrently executed Employment Agreement between Stephen P. Robeck and the Company.

     "FOR CAUSE" shall mean, in the context of a basis for termination of the Consultant's engagement by the Company, that:

     (a) The Consultant materially breaches any obligation, duty or agreement under this Agreement, which breach is not cured or corrected within 15 days of written notice thereof from the Company (except for breaches of Sections 1(d), 10 or 11 of this Agreement, which cannot be cured and for which the Consultant shall have no opportunity to cure;

     (b) The Consultant is grossly negligent in the course of providing services to the Company or commits any act of personal dishonesty, fraud or breach of fiduciary duty or trust against the Company;

     (c) The Consultant is convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud or felony under federal or applicable state law; or

     (d) The Consultant commits any act or acts of personal conduct that, following due investigation and determination by the Board of probable cause, gives rise to a likelihood of liability under federal or applicable state law for discrimination or sexual or other forms of harassment or other similar liabilities with respect to subordinate employees.

     "PERSON" shall mean an individual or a partnership, corporation, trust, association, limited liability company, governmental authority or other entity.

3.   COMPENSATION.

     (a) As compensation for his services hereunder, the Company shall pay the Consultant for each year of the Consulting Period, a consulting fee equal to two-thirds (2/3) of the annual Base Salary (as defined in the Employment Agreement) that was payable to the Executive immediately prior to the employment termination date (the "Consulting Fee"), such


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amount to be payable in equal monthly or more frequent installments in accordance with the general practice of the Company for salaried senior executives.

     (b) During the term of this Agreement, the Company shall provide the Executive with an automobile allowance in an amount equal to the amount that was payable to the Executive under the Employment Agreement immediately prior to the employment termination date.

4.   OTHER BENEFITS.

     (a)  In addition to the compensation and benefits provided for in
Section 3 hereof, the Consultant shall also be entitled to participate in any group health and/or receive medical benefits comparable to the benefits received by the Executive under the Employment Agreement immediately prior to the employment termination date or as such benefit plans may be modified by the Company. If for some reason the Consultant is not eligible to participate in the Company's group health plan, the Company shall pay the COBRA premiums associated with the Consultant's obtaining comparable medical benefits.

     (b) The Company shall pay the Consultant such amounts on an after-tax basis as are required for the Consultant (i) to maintain and pay all premiums (up to a maximum of $8,823 per year) on the term life insurance that Stephen
P. Robeck had during the Employment Term, and (ii) to maintain and pay all premiums (up to a maximum of $6,500 per year) for disability insurance coverage on behalf of the Consultant during the Consulting Period (if available using the Company's best efforts) that is reasonably comparable to the coverage Stephen P. Robeck had during the Employment Term (i.e., 2/3 of the then-current base compensation).

5.   ELECTION TO DIRECTORSHIP.

     (a) From the date of commencement of this Agreement until the Termination Date, in connection with each annual meeting of shareholders of the Company at which the term of office of the Consultant as director will expire, the Board of Directors of the Company will include the Consultant as one of the nominees of the Board of the Directors. The "TERMINATION DATE" shall mean the date on which the Consultant's engagement as consultant


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is terminated pursuant to Section 8(a) (death of the Consultant), 8(b)
(disability of the Consultant) or 8(c) (termination For Cause) of this Agreement; PROVIDED, HOWEVER that if the Consultant's engagement as consultant is terminated for any other reason, the "TERMINATION DATE" shall mean the date on which one of the following events or circumstances first occurs: (i) the date on which the Consultant no longer owns of record 5% or more of the outstanding Common Stock of the Company; (ii) the date the Consultant violates Section 1(d) of this Agreement; (iii) the date the Consultant resigns as a director of the Company; (iv) the date the Consultant is removed by the shareholders of the Company as a director "for cause"; (v) the date the Consultant is convicted of or pleads guilty or nolo contendere with respect to theft, fraud or felony under applicable federal or state law;
(vi) the date the Board of Directors reasonably determines that the Consultant could be removed as director by the shareholders "for cause" under applicable law; and (vii) if in any calendar year the Consultant does not attend at least 75% of the regular Board of Directors meetings, other than as a result of temporary disability; In addition, the obligation of the Board of Directors to include the Consultant as a nominee of the Board of Directors shall be suspended during the time there is pending litigation between the Consultant and the Company or any subsidiary of the Company.

6.   REIMBURSEMENT OF EXPENSES.

     (a) The Consultant shall be entitled to reimbursement as approved by the Company for all reasonable travel and out-of-pocket expenses paid or incurred in the performance of his duties hereunder; the Company shall pay for the same class of travel for the Consultant as that provided to the Company's then-current chief executive officer. All eligible expenses shall be reimbursed upon submission of written statements and bills in accordance with the then regular procedures of the Company.

7.   REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE CONSULTANT.

     The Consultant represents and warrants to the Company that the Consultant is not under and will not enter into any contractual or other restriction or obligation that is inconsistent with the execution of this Agreement, the performance of his duties hereunder or the rights of the


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Company hereunder.  The Consultant represents, warrants and covenants to the
Company that he will use his best efforts in performing his duties hereunder.

8.   TERMINATION OF ENGAGEMENT.

     The Consultant's engagement pursuant to this Agreement shall terminate on the earliest to occur of the following:

     (a)  upon the death of the Consultant;

     (b) upon delivery to the Consultant of written notice of termination by the Company if the Consultant shall suffer a physical or mental disability which renders the Consultant unable to perform his duties and obligations under this Agreement for at least 120 days, whether or not consecutive, in any 12-month period;

     (c) upon delivery to the Consultant of written notice of termination by the Company For Cause; or

     (d) upon delivery to the Consultant of written notice of termination by the Company Other Than For Cause.

9.   SEVERANCE COMPENSATION.

     (a) If the Consultant's engagement is terminated pursuant to Section 8(a) (death) or Section 8(b) (disability), the Company shall pay to the Consultant or his estate his full Consulting Fee through the end of the month of the Consultant's death or disability, and the Consultant or his estate shall be entitled to a prorated share of any other compensation or benefits as provided under Sections 3 or 4 hereof for the calendar year during which his death or disability occurred. Notwithstanding the foregoing, if (i) the Consultant's engagement is terminated due to a disability; (ii) the Consultant is a named beneficiary on a disability policy paid for by the Company; and (iii) the Consultant is denied all or some disability benefits under such a disability policy, then the Company shall pay the Consultant such gross amounts as are equivalent to the disability benefits that were denied the Consultant. Provided, however, that in no event shall the Company be required to pay the Consultant more than the annual


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Consulting Fee that he would have earned under this Agreement during any particular year. Such amounts shall be paid through the end of the Consulting Period at the same time and in the same manner as if the Consultant's engagement had not terminated. Any disability benefits that the Consultant does receive shall be offset against any amounts paid to the Consultant pursuant to this Section. The Consultant agrees to cooperate fully with the Company and the disability insurance carrier with respect to any claim for disability benefits.

     (b) If the Consultant's engagement is terminated pursuant to Section 8(c) (by the Company For Cause), the Consultant's compensation and all benefits set forth in Section 8 of this Agreement shall cease as of the date of termination. In the event of termination of the Consultant's engagement pursuant to Section 8(c) (by the Company For Cause), and subject to applicable law and regulations, the Company shall be entitled to offset against any payments due the Consultant the loss and damage, if any, which shall have been suffered by the Company as a result of the acts or omissions of the Consultant giving rise to termination under Section 8(c). The foregoing shall not be construed to limit any cause of action, claim or other rights which the Company may have against the Consultant in connection with such acts or omissions.

     (c) If the Consultant's engagement is terminated pursuant to Section 8(d) (by the Company Other Than For Cause) prior to the end of the Consulting Period, the Consultant shall be: (A) entitled to continue to receive compensation and benefits in accordance with Sections 3(a), 3(b) and 4 of this Agreement through the end of the Consulting Period, payable at the same time and in the same manner as if the Consultant's engagement had not terminated. The Consultant shall have no duty to seek other employment or another engagement, and if the Consultant does so, any income therefrom shall not be credited against amounts due hereunder.

     (d) If the Consultant terminates his engagement in breach of this Agreement prior to the end of the Consulting Period, the Consultant shall as of the date of termination cease to be entitled to any compensation hereunder. In addition, the Company shall be entitled to seek any


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other available remedies pursuant to this Agreement or otherwise for such breach, and to offset against any amounts due the Consultant any damages suffered as a result of such breach.

     (e) The Consultant acknowledges that the Company has the right to terminate the Consultant's engagement Other Than For Cause and that such termination shall not be a breach of this Agreement or any other express or implied agreement between the Company and the Consultant. Accordingly, in the event of such termination, the Consultant shall be entitled only to the compensation and benefits specifically provided for in this Agreement in the event of such termination, and shall not have any other rights to any compensation or damages from the Company for breach of contract.

     (f) The Consultant acknowledges that in the event of termination of his engagement for any reason, he shall not be entitled to any severance or other compensation from the Company except as specifically provided in this Section
9. Without limitation on the generality of the foregoing, this Section supersedes any plan or policy of the Company which provides for severance to its officers or employees, and the Consultant shall not be entitled to any benefits under any such plan or policy.

10.  COVENANT NOT TO SOLICIT.

     (a) During the Consulting Period and through the first anniversary of the end of the Consulting Period, the Consultant will not directly or indirectly, either alone or by action in concert with others: (i) induce any employee of any member of the Company Group to engage in any activity in which the Consultant is prohibited from engaging by Section 1(d) of this Agreement or to terminate his or her engagement with any member of the Company Group; or (ii) employ or offer employment or induce any Person to employ or offer employment to anyone who is or was within the 12 months prior to the date of the proscribed action employed by any member of the Company Group; or (iii) induce or attempt to induce any customer, supplier, licensee or other business relationship of any member of the Company Group to discontinue or reduce its business with any member of the Company Group, or in any way interfere with the relationship between any such customer, supplier, licensee or business


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relationship and any member of the Company Group; or (iv) solicit or accept any business that is competitive with that of the Company Group from any of the customers with which the Company did business during the Consultant's engagement or employment with the Company. The Company's current chief executive officer shall have the authority to waive the provisions of Section 10(a)(ii) insofar as it relates to the personal assistant who was assigned to the Consultant.

     (b) The Consultant acknowledges that the Company Group conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in Section 1(d) and in this
Section 10 are reasonable and properly required for the adequate protection of the business of the Company Group. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, the Consultant agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

     (c) If any portion of the restrictions set forth in Section 1(d) or in this Section 10 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

     (d) The existence of any claim or cause of action by the Consultant against the Company shall not constitute a defense to the enforcement by the Company of the restrictive covenants set forth in Section 1(d) or in this
Section 10, but such claim or cause of action shall be litigated separately.

11.  CONFIDENTIALITY.

     The Consultant will not at any time (whether during or after the Consulting Period) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financial methods, plans, or the business and affairs of the Company


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Group generally.  The Consultant agrees that upon termination of his engagement with the Company for any reason, he will return to the Company all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company, unless, in the reasonable discretion of the Board, any such materials are needed or appropriate to be retained by the Consultant as a director of the Company, if applicable. The Consultant further agrees that he will not retain or use at any time any trade name, trademark or other proprietary business designation used or owned in connection with the business of the Company.

12.  COPYRIGHT AND TRADEMARKS.

     (a) As to all concepts that are similar to or competitive with the products or services of the Company as referenced in Section 1(e) of this Agreement, all right, title and interest, of every kind whatsoever, in the United States and throughout the world, in (i) any work, including the copyright thereof (for the full terms and extensions thereof in every jurisdiction), created by the Consultant at any time during the term of this Agreement and all material embodiments of the work subject to such rights; and (ii) all inventions, ideas, discoveries, design and improvements, patentable or not, made or conceived by the Consultant at any time during the term of this Agreement, shall be and remain the sole property of the Company without payment of any further consideration to the Consultant or any other person, and each such work shall, for purposes of United States copyright law, be deemed created by the Consultant pursuant to his duties under this Agreement and within the scope of his engagement and shall be deemed a work made for hire; and the Consultant agrees to assign, at the Company's expense, and the Consultant does hereby assign, all of his right, title and interest in and to all such works, copyrights, materials, inventions, ideas, discoveries, designs and improvements, patentable or not, and any copyrights, letters patent, trademarks, trade secrets, and similar rights, and the applications therefor, which may exist or be issued with respect thereto.
For the purposes of this Section 12, such "WORKS" shall include all such materials created during the term of this Agreement, whether or not ever used by or submitted to the


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Company, including, without limitation, any work which may be the subject matter of a copyright under United States copyright law. In addition to its other rights, the Company may copyright any such work in its name in the United States in accordance with the requirements of the United States copyright law and the Universal Copyright Convention and any other convention or treaty to which the United States is or may become a party.

     (b) Whenever the Company shall so request, whether during or after the term of this Agreement, the Consultant shall execute, acknowledge and deliver all applications, assignments or other instrument; make or cause to be made all rightful oaths; testify in all legal proceedings; communicate all known facts which relate to such works, copyright, inventions, ideas, discoveries, designs and improvements; perform all lawful acts and otherwise render all such assistance as the Company may deem necessary to apply for, obtain, register, enforce and maintain any copyrights, letters patent and trademark registrations of the United States or any foreign jurisdiction or under the Universal Copyright Convention (or any other convention or treaty to which the United States is or may become a party), or otherwise to protect the company's interests therein, including any which the Company shall deem necessary in connection with any proceeding or litigation involving the same.
 The Company shall reimburse the Consultant for all reasonable out-of-pocket costs incurred by the Consultant in testifying at the Company's request or in rendering any other assistance requested by the Company pursuant to this
Section 12. All registration and filing fees and similar expenses shall be paid by the Company.

13.  SPECIFIC PERFORMANCE.

     The Consultant acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Sections 1(d), 10 and 11 would be inadequate and, in recognition of this fact, the Consultant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, preliminary or permanent injunction or any other equitable remedy which may then be


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available.  In addition, the Consultant recognizes that the services to be rendered by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value, the loss of which cannot be adequately compensated in damages. Consequently, in the event of a breach of this Agreement by the Consultant, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. The Consultant agrees that the Company also may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of the Consultant to perform his agreements, representations and warranties contained in this Agreement. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

14.  RESOLUTION OF DISPUTES.

     (a) Except as provided in subsection (c) below, any controversy or claim between or among the parties, relating to the Consultant's engagement by the Company, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration.
 The arbitration shall be conducted in Los Angeles, California, in accordance with the United States Arbitration Act (Title 9 of the United States Code), notwithstanding any choice of law provision in this Agreement, and under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA"). The parties shall have the right to review and approve a panel of prospective arbitrators supplied by AAA, but the arbitration shall be conducted by a single arbitrator selected from the approved panel by AAA or by stipulation of the parties. The arbitrator shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. The arbitrator shall be entitled to order specific performance of


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the obligations imposed by this Agreement. Judgment upon the arbitration award may be entered in any court having jurisdiction.

     (b) All decisions of the arbitrator shall be final, conclusive and binding on all parties and shall not be subject to judicial review. All costs of the arbitration shall be borne by the party which is not the Prevailing Party (as defined in Section 15(h) of this Agreement). If required, each party shall advance 50% of any costs of the arbitration required to be advanced, subject to the right of the non-Prevailing Party to reimbursement.

     (c) Subsection (a) above does not prohibit a party from seeking and obtaining injunctive relief from a court of competent jurisdiction pending the outcome of arbitration. A party bringing an action for injunctive relief shall not be deemed to have waived its right to demand arbitration of all disputes. 15. MISCELLANEOUS.

     (a) NOTICES. All notices, requests, demands and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, addressed to the following addresses:

          (i)   If to the Company, to:

                Equity Marketing, Inc.
                131 S. Rodeo Drive, Suite 300
                Beverly Hills, California 90212-2428
                Attn:  Senior Vice President, Business Affairs

          (ii)  If to the Consultant, to:

                Stephen P. Robeck
                11496 Orum Road
                Los Angeles, California 90049


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                With a copy to:

                Armstrong Hirsch Jackoway Tyerman & Wertheimer
                1888 Century Park East, 18th Floor
                Los Angeles, California 90067-1702
                Attn:  Eric Weissler or Jonathan Kaufelt

Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails (or on the seventh day if sent to or from an address outside the United States). Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

     (b)  ENTIRE AGREEMENT.   This Agreement and the concurrently executed
Employment Agreement (collectively, the "Agreements") contain the sole and entire agreement and understanding of the parties with respect to the entire subject matter of the Agreements, and any and all prior discussions, negotiations, commitments and understandings, whether oral, written or implied, related to the subject matter of the Agreements, including but not limited to that certain Employment Agreement and that certain Consulting Agreement dated as of October 1, 1993, are hereby extinguished and superseded. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement.

     (c) SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     (d) GOVERNING LAW. This Agreement has been made and entered into in the State of California and shall be construed in accordance with the laws of the State of California.


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     (e)  CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

     (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (g) BUSINESS DAY. If the last day permissible for delivery of any notice under any provision of this Agreement, or for the performance of any obligation under this Agreement, shall be other than a business day, such last day for such notice or performance shall be extended to the next following business day (provided, however, under no circumstances shall this provision be construed to extend the date of termination of this Agreement).

     (h)  ATTORNEYS' FEES.    If any action, proceeding or arbitration is
brought to enforce or interpret any provision of this Agreement, the Prevailing Party shall be entitled to recover as an element of its costs, and not its damages, its attorneys' fees, costs and expenses. The "PREVAILING PARTY" is the party who would have been entitled to recover its costs under the California Code of Civil Procedure had the action been maintained in the Superior Court of California regardless of whether there is final judgment.
A party not entitled to recover its costs may not recover attorneys' fees.
No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

     (i) ADVICE FROM INDEPENDENT COUNSEL. The parties hereto understand that this Agreement is legally binding and may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement.

     (j)  INTERPRETATION.     Should any provision of this Agreement require
interpretation, it is agreed that any court or arbitrator interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason


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

of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

     (k) SURVIVAL. The termination of the Consultant's engagement hereunder shall not affect the enforceability of Sections 1(d), 10, 11 and 12.

     (l)  WAIVER OF JURY TRIAL.    IF NOTWITHSTANDING THE AGREEMENT THAT ALL
DISPUTES BE SUBMITTED TO BINDING ARBITRATION, A DISPUTE IS SUBMITTED TO A COURT, EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS WRITTEN CONSENT TO A TRIAL BY THE COURT.

                              Company:

                              EQUITY MARKETING, INC.


                              /s/ LELAND P. SMITH
                              ----------------------------------
                              Leland P. Smith
                              Senior Vice President, General Counsel
                              and Secretary



                              Consultant:


                              /s/ STEPHEN P. ROBECK
                              -----------------------------------
                              Stephen P. Robeck


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